Exhibit 99.1

NEWS RELEASE

MICHAEL D. O’HALLERAN AND PATRICK S. MILES ELECTED TO

NUVASIVE BOARD OF DIRECTORS

SAN DIEGO, CA – August 1, 2016 – NuVasive, Inc. (NASDAQ: NUVA), a leading medical device company focused on transforming spine surgery with minimally disruptive, procedurally-integrated solutions, today announced the appointment of Mike O’Halleran and Pat Miles to the Company’s Board of Directors effective August 1, 2016. Mr. O’Halleran will serve as an independent director of the Company and member of the Board’s Audit Committee. Mr. Miles currently serves as president and chief operating officer (COO) of NuVasive, Inc. and is a member of the Company’s executive management team. Mr. Miles will serve as a non-independent member of the Board.

“We are pleased to welcome Mike and Pat to our Board of Directors as we work to advance the long-term strategic goals of NuVasive. Mike and Pat are extremely accomplished leaders who bring a wealth of experience and judgment to our Board,” said Gregory T. Lucier, chairman and chief executive officer of NuVasive, Inc. “Mike’s extensive business experience and Pat’s deep understanding of the dynamics of the spine industry will complement the skills of our current Board and add value to the future of the Company.”

With more than 40 years of business experience, Mr. O’Halleran currently serves as the executive chairman of Aon Benfield and senior vice president of Aon, plc, a provider of risk management, insurance and consulting services. Mr. O’Halleran joined the Aon group of companies in 1987 to lead its reinsurance division and since that time, has served in several significant management positions including president and chief operating officer of Aon Corporation, and since August 2007, as the executive chairman of Aon Benfield. Prior to joining Aon, he was a senior executive with well-known companies in the insurance industry. Mr. O’Halleran brings extensive healthcare and medical device governance experience, having been a long-standing director of Cardinal Health and later CareFusion. Mr. O’Halleran has a degree in Accounting and Finance from the University of Wisconsin-Whitewater.

As an orthopedic and spine industry veteran with more than 25 years’ experience, Mr. Miles’ appointment to the Board reflects the impact he brings to the future of NuVasive. Mr. Miles has been with NuVasive since 2001, and has held multiple roles with increasing responsibility in the areas of operations, research, surgeon education, product development, and marketing. In 2015, he was appointed president and COO, responsible for leadership of NuVasive’s global products and services, as well as operational duties, including customer fulfillment, manufacturing, supply chain management and quality engineering. Prior to joining NuVasive, he held positions at Medtronic Sofamor Danek and Smith & Nephew. Mr. Miles received a B.S. in Finance from Mercer University.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is a world leader in minimally invasive, procedurally-integrated spine solutions. From complex spinal deformity to degenerative spinal conditions, NuVasive is transforming spine surgery with innovative technologies designed to deliver reproducible and clinically proven surgical outcomes. NuVasive’s highly differentiated, procedurally-integrated solutions include access instruments, implantable hardware and software systems for surgical planning and reconciliation technology that centers on achieving the global alignment of the spine. With $811 million in revenues (2015), NuVasive has an approximate 1,900 person workforce in more than 40 countries around the world. For more information, please visit nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company’s surgical products and procedures by spine surgeons, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive’s products (including the iGA™ platform), the Company’s ability to effectually manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties described in NuVasive’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

858-458-2240

investorrelations@nuvasive.com

Media Contact:

Michael Farrington

NuVasive, Inc.

858-909-1940

media@nuvasive.com